Deloitte Touche Tohmatsu
Brightman, Bar Levav, Freedman
Certified Public Accountants (Isr)

Haifa, February 15, 1998

Auditors' Report to the Shareholders' of Lev Hamifratz Ltd. and its Subsidiary

We have audited the accompanying balance sheet of Lev Hamifratz Ltd. and its subsidiary (the Company) as at December 31, 1997 and the consolidated balance sheets of the Company and its subsidiary as at such dates, and the related statements of income, shareholders' equity, and cash flows, for the year then ended. These financial statements are the responsibility of the Company's Board of Directors and of its Management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company and the consolidated financial statements of the Company and its subsidiary as at December 31 1996 and 1995 and for the years then ended were audited by other auditors whose report thereon dated February 10, 1997, was unqualified.

We conducted our audits in accordance with generally accepted auditing standards, including standards prescribed by the Auditors Regulations (Manner of Auditor's Performance) 1973. Such standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether due to error or intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The above mentioned financial statements were prepared on the basis of the historical cost convention, in historical values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with opinions of the Institute of Certified Public Accountants in Israel. Condensed data of the Company in nominal historical values, on the basis of which its adjusted financial statements were prepared, is presented in Note 24.

In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the financial position of the Company and the consolidated financial position of the Company and its subsidiaries as at December 31, 1997, and the results of their operations, the changes in the Shareholders' equity and their cash flows for the year then ended, in conformity with generally accepted accounting principles. Furthermore, these statements have, in our opinion, been prepared in accordance with the Securities Regulations (Preparation of Annual Financial Statements) 1993.

Yigal Brightman and Co.
Certified Public Accountants (Isr.)